INFORMATION REQUIRED IN PROXY STATEMENT

                                SCHEDULE 14A INFORMATION

                      Proxy Statement Pursuant to Section 14(a) of
                          the Securities Exchange Act of 1934

Filed by the registrant       /x/
Filed by a party other than the registrant  / /
Check the appropriate box:


/ /  Preliminary proxy statement

/x/  Definitive proxy statement

/ /  Definitive additional materials

/ /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                       DIAGNOSTIC/RETRIEVAL SYSTEMS, INC.
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                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
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                       DIAGNOSTIC/RETRIEVAL SYSTEMS, INC.
- ------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)
- ------------------------------------------------------------------------------

Payment of filing fee (Check the appropriate box):

/x/  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or Rule
     14a-6(i)(2).

/ /  $500 per each party per Exchange Act Rule 14a-6(i)(3), or Rule
     14a-6(i)(2).

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


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                                     [LOGO]

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                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           To Be Held August 8, 1995


Leonard Newman                                                   July 7, 1995
Chairman of the Board and Secretary

Dear Stockholder:

     You are cordially invited to the Annual Meeting of Stockholders (the "Meeting") of Diagnostic/Retrieval Systems, Inc., a Delaware corporation (the "Company"), which will be held at the Parsippany Hilton, 1 Hilton Court, Parsippany, New Jersey at 10:00 A.M., local time on August 8, 1995. The purpose of the meeting is for the holders of Class A Common Stock to elect one Class A director, to hold office for a three-year term; for the holders of Class B Common Stock to elect three Class B directors, to hold office until the next annual meeting and to transact such other business as may properly come before the Meeting or any adjournment thereof.

     Holders of record of both classes of common stock at the close of business on July 5, 1995 are entitled to vote. There are two proxies--WHITE for Class A Common Stock and BLUE for Class B Common Stock. If you hold both shares of common stock, both proxies should be dated, signed and returned in the enclosed envelope.

     Thank you for your confidence and your cooperation.

                                         By Order of the Board of Directors,
                                         Diagnostic/Retrieval Systems, Inc.

                                                  (signature cut)

                                         LEONARD NEWMAN


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                             YOUR VOTE IS IMPORTANT

     On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card(s)as soon as possible, even if you are currently planning to attend the Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Meeting.
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

                                     [LOGO]

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                                PROXY STATEMENT
                                      for
                         Annual Meeting of Stockholders
                                 August 8, 1995

     This proxy statement and the accompanying proxy or proxies are to be mailed to holders of Class A Common Stock, $.01 par value (the "Class A Common Stock"), and Class B Common Stock, $.01 par value (the "Class B Common Stock"), of Diagnostic/Retrieval Systems, Inc. (the "Company"), commencing on or about July 7, 1995 in connection with the solicitation of proxies by the Board of Directors (the "Board") for the 1995 Annual Meeting of Stockholders (the "Meeting") of the Company to be held Tuesday, August 8, 1995 at 10:00 A.M. local time at the Parsippany Hilton, 1 Hilton Court, Parsippany, New Jersey.

     The Board has fixed the close of business on July 5, 1995 as the record date for determining the stockholders of the Company entitled to vote at the Meeting. As of July 5, 1995, the Company had outstanding 3,307,324 shares of Class A Common Stock and 2,168,134 shares of Class B Common Stock (exclusive of 432,639 shares of Class A Common Stock and 21,619 shares of Class B Common Stock held in the treasury, which will not be voted at the Meeting).

Voting and Revocation of Proxies

     If a proxy card is returned by a stockholder properly signed and is not revoked, the shares of Class A Common Stock or Class B Common Stock represented will be voted by the persons named on the proxy card, or their substitutes, in accordance with the stockholder's directions. Stockholders are urged to grant or withhold authority to vote for the nominees for election as directors and to specify their choice between approval or disapproval of, or abstention with respect to, any other matter by marking the appropriate boxes on the proxy card. If a proxy card is signed and returned without instructions marked on it, it will be voted for the nominees named on the card and as recommended by the Board of Directors with respect to other matters.

     The execution of a proxy does not affect the right of a stockholder to attend the Meeting and vote in person. A stockholder giving a proxy may revoke it at any time before it is voted by giving written notice of its revocation to the Secretary of the Company at the address indicated above, by executing and delivering to the Company another proxy dated after the proxy to be revoked or by attending the Meeting and voting in person.

Voting Rights

     So long as the number of shares of Class B Common Stock outstanding is equal to 10% or more of the total outstanding shares of Class A Common Stock and Class B Common Stock, the holders of Class B Common Stock, voting as a class, are entitled to one vote for each share held on the record date to elect a number of directors (the "Class B directors") equal to one-fourth of the number of directors constituting the whole Board of Directors. The holders of Class A Common Stock, voting as a class, are entitled to one vote for each share held on the record date to elect the remainder of the directors (the "Class A directors"), subject to the subclassification provisions described below. Stockholders are not entitled to vote cumulatively for the election of either the Class A directors or the Class B directors. On all matters other than the election or removal of directors and matters as to which class voting is required by Delaware law, holders of Class A Common Stock are entitled to one vote per share and holders of Class B Common Stock are entitled to one-tenth vote per share, voting together as a single class. The presence at the Meeting, in person or by proxy, of a majority of the shares of the Class A Common Stock and a majority of the shares of the Class B Common Stock shall constitute a quorum for the election of Class A directors and Class B directors, respectively, and a majority of the shares of both classes together shall constitute a quorum for the transaction of other business at the Meeting.

                             ELECTION OF DIRECTORS

     The Board is divided into two classes: Class A directors and Class B directors. The Class A directors, in turn, are divided into three subclasses, with each subclass consisting of as nearly an equal number of directors as possible. The member(s) of one of the three subclasses of Class A directors are elected each year; such directors hold office for three-year terms and until their successors are elected and qualify. Class B directors are elected each year to serve until the next annual meeting of stockholders and until their successors are elected and qualify. The Board is currently composed of four Class A directors and three Class B directors.

     If a quorum of stockholders is present in person or by proxy at the Meeting, the holders of Class A Common Stock, voting as a class, will elect one Class A director, in subclass A-III, by a plurality of the votes cast by such holders, and the holders of Class B Common Stock, voting as a class, will elect three Class B directors by a plurality of the votes cast by such holders. The two Class A directors in subclass A-I, Messrs. Mark S. Newman and Theodore Cohn, will continue to serve, in accordance with their previous election, until the expiration of their terms in 1996, and the Class A director in subclass A-II, Mr. Leonard Newman, will continue to serve until the expiration of his term in 1997.

     Set forth below is certain information concerning the persons nominated by the Board of Directors for election at the Meeting, as well as the directors whose terms of office will continue after the Meeting, including their ages, any positions held with the Company and its subsidiaries, and their business experience. If any of the nominees listed below is unavailable to stand for election, an event which is not anticipated, the proxies named on the relevant proxy card may vote for a substitute nominee chosen by the Board of Directors.

Nominee for Election as Class A Director

     Unless instructed otherwise, the proxies named on the WHITE proxy card intend to vote the shares of Class A Common Stock that they represent to elect the following person as a Class A director for a three-year term of office expiring at the 1998 Annual Meeting of Stockholders of the Company.

     JACK RACHLEFF--
     President--Fablok Mills, Inc.

          Jack Rachleff, age 82, became a director of the Company in 1968. Mr. Rachleff has been employed since 1952 by Fablok Mills, Inc., a textile manufacturer, and has been its President since February 1982.

     Class A directors continuing in office for terms expiring at the 1996 Annual Meeting of Stockholders of the Company

     MARK S. NEWMAN--
     President and Chief Executive Officer of the Company

          Mark S. Newman, age 45, became a director of the Company in 1988.
     Mr. Newman has been employed by the Company since 1973, was named Vice President-Finance, Chief Financial Officer and Treasurer in 1980 and Executive Vice President in 1987. In May 1994, Mr. Newman became the President and Chief Executive Officer of the Company. Mr. Newman is the son of Leonard Newman, the Chairman of the Board and Secretary of the Company.

     THEODORE COHN--
     Management Consultant

          Theodore Cohn, age 71, became a director of the Company in 1980. He has been an independent management consultant since 1974. Mr. Cohn also serves as a director of Dynatech Corporation.

     Class A director continuing in office for a term expiring at the 1997 Annual Meeting of Stockholders of the Company

     LEONARD NEWMAN--
     Chairman of the Board and Secretary of the Company

         Leonard Newman, age 71, has been a director since 1968 and Chairman of the Board and Secretary of the Company since 1971. From 1971 until May 1994, Mr. Newman also served as the Company's Chief Executive

     Officer. He is the father of Mark S. Newman, a director and the President and Chief Executive Officer of the Company.

Nominees for Election as Class B Directors

     Unless instructed otherwise, the proxies named on the BLUE proxy card intend to vote the shares of Class B Common Stock that they represent to elect the following persons as Class B directors for one-year terms of office expiring at the 1996 Annual Meeting of Stockholders.

     DONALD C. FRASER--
     Professor--Boston University

          The Honorable Dr. Donald C. Fraser, age 54, became a director of the Company in 1993. He currently serves as director of the Boston University Center for Photonics Research and as professor of engineering and physics at such university. From 1991 to 1993, Dr. Fraser was the Principal Deputy Under Secretary of Defense, Acquisition, with primary responsibility for managing the Department of Defense acquisition process, including setting policy and executing programs. He also served as Deputy Director of Operational Test and Evaluation for Command, Control, Communication and Intelligence, from 1990 to 1991, a position which included top level management and oversight of the operational test and evaluation of all major Department of Defense communication, command and control, intelligence, electronic warfare, space and information management system programs. From 1981 to 1988, Dr. Fraser was employed as the Vice President, Technical Operations at Charles Stark Draper Laboratory and, from 1988 to 1990, as its Executive Vice President.

     MARK N. KAPLAN--
     Partner--Skadden, Arps, Slate, Meagher & Flom

          Mark N. Kaplan, age 65, became a director of the Company in 1986. Mr. Kaplan has been a member of the law firm of Skadden, Arps, Slate, Meagher & Flom since 1979. Mr. Kaplan also serves as director of American Biltrite Inc., Grey Advertising Inc., Harvey Electronics Inc., USA Mobile Communications Inc., Movie-Fone Inc., REFAC Technology Inc., Congoleum Corporation and Volt Information Sciences, Inc.

     STUART F. PLATT--
     Vice President of the Company; President--Precision Echo, Inc.

          RADM Stuart F. Platt, USN (Ret.), age 61, became a director of the Company in 1991 and in July 1992 became the President of Precision Echo, Inc., a wholly-owned subsidiary of the Company ("Precision Echo"). In May 1994, he became a Vice President of the Company. Rear Admiral Platt was a co-founder and a director of FPBSM Industries, Inc., a holding company and management consulting firm for defense, aerospace and other technology-based companies and Chairman of Stuart Platt & Partners, a management consulting firm handling principally defense related issues. He also serves as director for Harding Associates, Inc. Rear Admiral Platt held various positions as a military officer in the Department of the Navy, retiring as Competition Advocate General of the Navy in 1986.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES.

Security Ownership

     The following table shows as of April 30, 1995, the number of shares of Class A Common Stock and Class B Common Stock beneficially owned by each director and nominee, and by all directors and executive officers of the Company as a group.

                                     Class A                     Class B
                                 Common Stock (a)           Common Stock (a)(b)
                               ---------------------      ----------------------
                                             Percent                     Percent
                                                of                          of
                               Shares         Class       Shares          Class
                               ------        -------      ------         -------
Leonard Newman ..........    623,448(c)        19.1      252,543(d)(f)     31.4
Mark S. Newman ..........     71,742(c)(e)(g)   2.2       92,691(d)(h)(f)   7.2
Theodore Cohn ...........      1,600            -- (i)     4,300            0.3
Donald C. Fraser ........        --             --           --             --
Mark N. Kaplan ..........      1,000            -- (i)       --             --
Stuart F. Platt .........        --             --         2,000(f)         0.1
Jack Rachleff ...........      1,000            -- (i)       --             --
Paul G. Casner, Jr. .....      1,000            -- (i)    20,000            1.0
Richard Ross ............        --             --         2,000(f)         0.1
All directors and
 executive officers
 as a group
 (10 persons) ...........    705,638(c)(e)(g)  21.3      381,877(d)(f)(h)  36.8
- -----------

(a) As of April 30, 1995, the Company had outstanding 3,267,324 shares of Class A Common Stock (excluding 432,639 shares of Class A Common Stock held in the treasury) and 2,148,634 shares of Class B Common Stock (excluding 21,619 shares of Class B Common Stock held in the treasury). Unless otherwise noted, each director and nominee had sole voting power and investment power over the shares of Class A Common Stock and Class B Common Stock indicated opposite his name.

(b) Each share of Class A Common Stock is convertible at any time into one share of Class B Common Stock and, accordingly, each person who owns Class A Common Stock may be deemed to be the beneficial owner of the number of shares of Class B Common Stock equal to the number of shares of Class A Common Stock owned. The number of shares of Class B Common Stock shown does not include the number of shares of Class B Common Stock into which the number of shares of Class A Common Stock shown may be converted. However, the computation of the percentage of class shown includes the number of shares of Class B Common Stock into which the number of shares of Class A Common Stock shown may be converted.

(c) Includes 5,848 shares of Class A Common Stock held by the trustee of the Company's Retirement/Savings Plan. Messrs. L. Newman and M. Newman share the power to direct the voting of such shares as members of the administrative committee of such plan. Messrs. L. Newman and M. Newman disclaim beneficial ownership as to and of such shares. See "Executive Compensation--Retirement/Savings Plan."

(d) Includes 7,543 shares of Class B Common Stock held by the trustee of the Company's Retirement/Savings Plan. Messrs. L. Newman and M. Newman share the power to direct the voting of such shares as members of the administrative committee of such plan. Messrs. L. Newman and M. Newman disclaim beneficial ownership as to and of such shares. See "Executive Compensation--Retirement/Savings Plan."

(e) Includes shares of Class A Common Stock which might be purchased upon exercise of options which were exercisable on April 30, 1995 or within 60 days thereafter, as follows: Mr. M. Newman, 40,000 shares; and all directors and executive officers as a group, 40,000 shares.

(f) Includes shares of Class B Common Stock which might be purchased upon exercise of options which were exercisable on April 30, 1995 or within 60 days thereafter, as follows: Mr. P. Casner, Jr., 20,000 shares; Mr. L. Newman, 25,000 shares; Mr. M. Newman, 60,000 shares; Mr. S. Platt, 2,000 shares; Mr. R. Ross, 2,000 shares; and all directors and executive officers as a group, 109,800 shares.

(g) Includes 3,200 shares of Class A Common Stock held by Mr. M. Newman as custodian for Amanda Newman, his daughter, over which Mr. M. Newman has sole voting and investment power.

(h) Includes 1,600 shares of Class B Common Stock held by Mr. M. Newman as custodian for Amanda Newman, his daughter, over which Mr. M. Newman has sole voting and investment power.

(i)  Less than 0.1%.

     The following table sets forth certain information, as of April 30, 1995, with respect to each person, other than executive officers and directors of the Company, which has advised the Company that it may be deemed to be the beneficial owner (within the meaning of Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended) of more than five percent of a class of voting securities of the Company. Such information has been derived from statements on Schedule 13D or 13G filed with the Securities and Exchange Commission by the person(s) listed below.

                                                          Amount and
                                                          Nature of
       Title of                Name and Address           Beneficial     Percent
        Class                of Beneficial Owner          Ownership     of Class
      ---------              -------------------          ----------    --------
Class A Common Stock ..   First Pacific Advisors, Inc.    513,700(a)       15.7
                           10301 West Pico Blvd.
                           Los Angeles, CA 90064

Class B Common Stock ..   First Pacific Advisors, Inc.  1,407,718(b)       46.8
                           10301 West Pico Blvd.
                           Los Angeles, CA 90064

Class B Common Stock ..   David E. Gross                  335,701(c)       15.2
                           27 Cameron Road
                           Saddle River, NJ 07458
- ----------

(a) Includes 310,000 shares of Class A Common Stock beneficially owned by First Pacific Advisors, Inc. ("First Pacific") through control of FPA Capital Fund, Inc. ("FPA") to which First Pacific serves as investment advisor. The Company has been advised that FPA has sole voting power and shared dispositive power with respect to 310,000 shares. First Pacific has advised the Company that it has shared voting power with respect to 100,000 shares and shared dispositive power with respect to 513,700 shares.

(b) Consists of 543,400 shares of Class B Common Stock, the imputed ownership of an additional 513,700 shares of Class B Common Stock through ownership of Class A Common Stock and an additional 350,618 shares of Class B Common Stock from the assumed conversion of $5,259,000 principal amount of the Company's 8 1/2% Convertible Subordinated Debentures due 1998 (the "Debentures") beneficially owned by First Pacific through its control of FPA, Source Capital, Inc. ("Source Capital") and FPA New Income, Inc. ("New Income") to which First Pacific serves as investment advisor. The Company has been advised that FPA has sole voting power and shared dispositive power with respect to 510,000 shares, Source Capital has sole voting power and shared dispositive power with respect to 150,608 shares and New Income has sole voting power and shared dispositive power with respect to 113,339 shares. First Pacific has advised the Company that it has shared voting power with respect to 300,000 shares and shared dispositive power with respect to 1,407,718 shares.

(c) Includes 257,381 shares of Class B Common Stock owned by Mr. Gross for which he has sole voting and dispositive power and the imputed ownership of an additional 25,000 shares of Class B Common Stock through ownership of Class A Common Stock for which he has sole voting and dispositive power. Also included are 6,000 shares of Class B Common Stock held by Mr. Gross' wife personally, 6,440 shares of Class B Common Stock held by her as custodian for her two children and the imputed ownership of an additional 40,880 shares of Class B Common Stock through his wife's ownership of 20,000 shares of Class A Common Stock, personally, and 20,880 shares of Class A Common Stock held by her as custodian for her two children. Mr. Gross has neither voting power nor investment power over the shares of Class A and Class B Common Stock held by his wife, either personally or as custodian for her children, and disclaims any beneficial interest in such shares.

Compliance with Section 16(a) of the Exchange Act

     Section 16(a) of the Securities Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission ("SEC") and the American Stock Exchange. Officers, directors and greater-than-ten-percent shareowners are required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file.

     Based solely on the Company's review of the copies of such forms it has received and written representations from certain reporting persons that they were not required to file Forms 5 for the Company's most recent fiscal year, the Company believes that all its officers, directors, and greater-than-ten-percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during fiscal 1995, except that: Richard Ross, an executive officer of the Company and President of Photronics Corp., a wholly-owned subsidiary thereof ("Photronics"), failed to file on a timely basis one report relating to the sale of common stock of the Company beneficially owned by him pursuant to the exercise of stock options; and Jack Rachleff, a director of the Company, failed to file on a timely basis one report relating to the sale of common stock of the Company beneficially owned by him.

The Board of Directors and Certain Committees

     The Board of Directors has appointed from its members an Audit Committee, an Executive Compensation Committee and a Stock Option Committee with the following areas of responsibility:

         The Audit Committee oversees, and reports to the Board concerning the general policies and practices of the Company and its subsidiaries with respect to accounting, financial reporting and internal controls. It also maintains a direct exchange of information between the Board and the Company's independent auditors. During fiscal 1995, the Audit Committee consisted of Donald C. Fraser, Mark N. Kaplan and Jack Rachleff. The Audit Committee held four meetings during fiscal 1995.

         The function of the Executive Compensation Committee was to establish the compensation of the Chief Executive Officer and the President of the Company and the annual bonus awards for the five most highly compensated executive officers of the Company. During fiscal 1995, the Executive Compensation Committee consisted of Donald C. Fraser, Mark N. Kaplan, Leonard Newman and Jack Rachleff. The Executive Compensation Committee met once during fiscal 1995. Leonard Newman does not participate in compensation decisions relating to himself or Mark S. Newman.

         The function of the Stock Option Committee is to administer the Company's 1991 Stock Option Plan, the 1981 Incentive Stock Option Plan, as amended, and the 1981 Non-Qualified Stock Option Plan, as amended. In compliance with Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, no person appointed to the Stock Option Committee, for at least one year prior to such appointment or during such appointment, will be granted or awarded equity securities of the Company or any of its affiliates pursuant to certain plans of the Company or its affiliates. During fiscal 1995, the Stock Option Committee consisted of Donald C. Fraser, Mark N. Kaplan and Jack Rachleff. The Stock Option Committee met once during fiscal 1995.

         The Board held six meetings during the Company's fiscal year ended March 31, 1995. In the same period, no director of the Company attended fewer than 75% of the meetings of the Board or meetings of the committees on which the director served during the period of his service as a director.

Compensation of Directors

     Directors who are employees of the Company or its subsidiaries do not receive directors' fees. Each director who is not an employee of the Company or of one of its subsidiaries receives an annual retainer of $8,000, payable quarterly, for his services plus a fee of $1,500 for each meeting of the Board attended. Directors who are not employees of the Company or its subsidiaries who serve on committees of the Board receive an additional $750 for services rendered in connection with committee meetings, which are held on the same day as meetings of the full Board, and an additional $1,500 for any other committee meeting attended.

Certain Relationships and Related Transactions

     The Company was a party to a loan agreement, as amended March 30, 1993, entered into with Leonard Newman as the Chairman of the Board, Chief Executive Officer and Secretary of the Company ("Newman Loan"). At March 31, 1995, the outstanding principal amount due to the Company was $160,257. The original Newman Loan in the principal amount of $267,000 was made in March 1984 to provide financing for the purchase of a new house, closer to the offices of the Company, during the time required to sell his old house. The loan was restructured in October 1986 with the Board authorizing a new loan to Mr. Newman in the principal amount of $111,430, which was used to pay all amounts then due and outstanding under the original Newman Loan. With the concurrence of the Board and Mr. Newman, an advance of $77,500 made to Mr. Newman by the Company in October 1989 against an anticipated bonus was converted subsequently into a loan in that amount from the Company. In March 1990, the Board authorized a consolidation of the then outstanding principal amount and accrued interest on each of the two outstanding Newman Loans. The consolidated loan in the principal amount of $160,257 was evidenced by a promissory note bearing interest at the rate of 1% over the prime commercial rate of interest as announced from time to time by Morgan Guaranty Trust Company of New York and was secured by a pledge of 109 shares owned by Mr. Newman in, and an assignment of his interest in a proprietary lease from, an apartment corporation in New York City. Pursuant to Board approval effective March 1993, the maturity date of the consolidated loan was extended from March 30, 1993 to March 30, 1996. Principal and interest on the consolidated loan was due in one installment at maturity and could be paid in cash or in shares of Class A Common Stock or Class B Common Stock of the Company, or in any combination of cash or such shares. Each such share was to be valued at the greater of the market price (as determined by a formula set forth in the promissory note) or $3.875 per share of Class A Common Stock or $3.375 per share of Class B Common Stock. At March 31, 1995, the largest aggregate amount of indebtedness under the consolidated Newman Loans since April 1, 1994 was $244,355. The loan was repaid in June 1995.

     The Company is currently occupying and leasing a building at 138 Bauer Drive (the "LDR Building") owned by LDR Realty Co. ("LDR"), a partnership wholly owned, in equal amounts, by Leonard Newman and David E. Gross, the former President and Chief Technical Officer of the Company. The current renegotiated lease agreement is for a ten-year term beginning June 1, 1988 at a monthly rental of $19,439. The Company is required to pay all real estate taxes and is responsible for all repairs and maintenance, structural and otherwise, subject to no cumulative limits. The terms of the LDR lease were determined by the Company and LDR, based on the formal appraisal of an appraisal firm and informal appraisals from real estate brokers in the area. Such appraisals indicated that the rental provided for in the LDR lease is not in excess of the range of fair market rentals in the relevant area.

     Skadden, Arps, Slate, Meagher & Flom, a law firm of which Mark N. Kaplan, a director, is a member, provided legal services to the Company during its 1995 fiscal year.

     In July 1993, the Company and Donald C. Fraser, a director, entered into a consulting agreement pursuant to which Dr. Fraser will provide consultation to the Company concerning defense technologies. Under the terms of the consulting agreement, as amended, consulting services are to be provided to the Company through July 5, 1995 on an as-requested basis, for a fee of $1,500 per day plus approved travel and miscellaneous expenses. During fiscal 1995, total remuneration paid to Dr. Fraser under this agreement approximated $9,000.

     In October 1993, the Company issued a Demand Grid Note (the "Grid Note") in the principal amount of $100,000 to Paul G. Casner, Jr. The loan bears interest at the applicable federal rate necessary under the Internal Revenue Code of 1986, as amended, to avoid an imputed rate of interest.

     In May 1995, the Company became a party to a loan with Mark S. Newman, the President and Chief Executive Officer of the Company, to provide an amount equal to the exercise price of incentive stock options which had been granted to him under the Company's 1981 Incentive Stock Option Plan. The loan is evidenced by a promissory note in the principal amount of $104,500 and bears interest at an annual rate of 8%. The loan is payable on the earlier of i) the sale or disposition of the shares of stock obtained pursuant to the exercise of the stock options, ii) cessation of Mr. M. Newman's employment by the Company or
iii) May 25, 2005. Interest is payable on May 25 of each calendar year or at such earlier time as the loan is repaid.

                             EXECUTIVE COMPENSATION

     There is shown below information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended March 31, 1995, 1994 and 1993, of those persons who were, at March 31, 1995 (i) the chief executive officer and (ii) the other four most highly compensated executive officers of the Company (the "Named Officers"):


                           Summary Compensation Table



                                                                                 Long-Term
                                                                               Compensation
                                                                            -----------------
                                            Annual Compensation (i)               Awards
                                     ------------------------------------   -----------------      All Other
Name and Principal Position          Fiscal Year   Salary ($)   Bonus ($)   Stock Options (#)   Compensation ($)
- ---------------------------          -----------   ----------   ---------   -----------------   ----------------
Leonard Newman ........................  1995       321,910           0             0          57,000(a)(b)(c)(d)
 Chairman of the Board                   1994       331,140     100,000             0          52,538(a)(b)(c)(d)
 & Secretary                             1993       332,294      20,000             0          43,974(a)(b)(c)(d)

Mark S. Newman ........................  1995       281,344     120,000         150,000(f)     19,440(b)(c)(d)
 President & Chief                       1994       230,767      52,993             0          86,728(b)(c)(d)(e)
 Executive Officer                       1993       226,083      15,000             0          13,910(b)(c)(d)

Paul G. Casner, Jr. ...................  1995       198,000      40,000             0          32,201(b)(d)(h)
 Vice President &
 President--Electronics
 Systems Group

Stuart F. Platt .......................  1995       256,970      50,000             0           4,414(c)(d)
 Vice President &                        1994       262,854      21,597          5,000(g)       3,664(c)(d)
 President--Precision Echo               1993       187,889           0             0           2,426(c)(d)

Richard Ross ..........................  1995       198,618      36,000             0           9,070(b)(c)(d)
 Vice President &                        1994       155,596      27,237          5,000(g)       7,010(b)(c)(d)
 President--Photronics                   1993       159,166      10,000             0           5,851(b)(c)(d)


- -------------

(a) Includes deferred compensation of $25,000 pursuant to a Deferred Compensation Agreement between the Company and Mr. L. Newman. See "Deferred Compensation Agreement."

(b) Includes the amounts of employer contributions which vested pursuant to the Company's Retirement/Savings Plan (See "Retirement/Savings Plan") in the fiscal years ended March 31, 1995 and 1994, respectively, in the accounts of the Named Officers, as follows: Mr. L. Newman, $4,292 and $1,626; Mr. M. Newman, $4,838 and $3,530; Mr. P. Casner, Jr., $3,000; and Mr. R. Ross, $3,486 and $2,234. There were no employer contributions under the Retirement/Savings Plan during fiscal 1993.

(c) Includes the fixed annual amounts, computed on a fiscal year basis, provided by the Company for the benefit of the Named Officers, to reimburse such officers for the amounts of medical and hospital expenses actually incurred by them, which are not covered or paid to them under the Company's group medical and hospitalization plans during the fiscal years ended March 31, 1995, 1994 and 1993, respectively, as follows: Mr. L. Newman, $4,000, $3,250 and $3,750; Mr. M. Newman, $4,500, $3,250 and $5,250; Mr. S. Platt, $4,000,
    $3,250 and $2,150; and Mr. R. Ross, $4,000, $3,250 and $4,500.

(d) The Company pays the cost of policies of life insurance and long-term disability insurance, in excess of the amounts furnished under the group coverage provided to all employees, for the benefit of the Named Officers. Under certain of the life insurance policies, the Company is a beneficiary to the extent of the premiums paid. The total amounts of the premiums paid by the Company or the economic benefit to the Named Officers for such insurance policies during the fiscal years ended March 31, 1995, 1994 and 1993, respectively, were as follows: Mr. L. Newman, $23,708, $22,662 and $15,224; Mr. M. Newman, $10,102, $9,948 and $8,660; Mr. P. Casner, Jr.,
    $124; Mr. S. Platt, $414, $414 and $276; and Mr. R. Ross, $1,584, $1,526 and
    $1,350.

(e) Includes $70,000 earned by Mark S. Newman as a consequence of his involvement in the Company's October 1993 acquisition of Technology Applications & Service Company.

(f) Represents non-qualified stock options to purchase 50,000 shares of Class B Common Stock and incentive stock options to purchase 100,000 shares of Class B Common Stock issued to Mr. M. Newman under the Company's 1991 Stock Option Plan. Such options, granted on June 9, 1994, became exercisable six months from the date of grant with respect to 20% of such options and are further exercisable cumulatively at 20% per year on each of the first four anniversaries of the date of grant.

(g) Represents incentive stock options to purchase shares of Class B Common Stock issued to the Named Officers under the Company's 1991 Stock Option Plan. Such options, granted on August 5, 1993, became exercisable six months from the date of grant with respect to 20% of such options and are further exercisable cumulatively at 20% per year on each of the first four anniversaries of the date of grant.

(h) Includes forgiveness of principal and interest owed pursuant to the Grid
    Note in an amount equal to $29,077.

(i) The dollar value of perquisites and other personal benefits provided for the benefit of the Named Officers during the fiscal years ended March 31, 1995, 1994 and 1993, respectively, did not exceed the lesser of either $50,000 or 10% of the total annual salary and bonus reported for the Named Officers in those periods. There were no other amounts of compensation required to be reported as "Other Annual Compensation", by Item 402 of Regulation S-K of the Securities and Exchange Commission, earned by the Named Officers.


Deferred Compensation Agreement

     In June 1993, pursuant to Board approval, the Company and Mr. Leonard Newman entered into a deferred compensation agreement (the "Deferred Compensation Agreement") providing for certain deferred benefits which would become payable upon the termination of his employment for any reason including death, and providing for certain changes to certain insurance policies maintained by the Company. Under the terms of the Deferred Compensation Agreement, in the event of termination of employment, compensation (the "Deferred Benefit") equal to $25,000 multiplied by the number of complete years of employment from July 1, 1969 through the date of termination of employment, payable in twenty quarterly installments commencing on the first day of the month following the date of termination, is to be provided to Mr. Newman or, in the case of death, to his designated beneficiary. The terms used for computing the Deferred Benefit are similar in all material respects to those that had been used in the computation of deferred compensation provided pursuant to an employment agreement that expired on June 30, 1990, between the Company and Mr. Newman. In the event of permanent disability, as defined in the Deferred Compensation Agreement, the Company is required to pay the employee an amount equal to five times the employee's annual base compensation in effect immediately prior to his permanent disability. Such payments are to be made on the Company's regular payroll dates during the five-year period following the permanent disability. In the event of the death of the employee during the five-year pay-out period, the Company will pay to the employee's designated beneficiary the Deferred Benefit described above reduced by the total of the disability payments previously paid in equal quarter-annual installments over the remainder of the five-year period. In addition, pursuant to the terms of the Deferred Compensation Agreement, a keyman term insurance policy owned by the Company for Mr. Newman was transferred to him. The Company is required to provide Mr. Newman, on an annual basis, the sum sufficient to pay the scheduled premium on such policy.

Termination of Employment and Change in Control Agreements

     In April 1994, the Company entered into an agreement with Richard Ross which provided for a severance benefit in the event of i) termination of his employment other than for cause, ii) diminution in compensation and/or responsibilities and iii) the change in ownership of the Company or Photronics. The severance benefit is equal to 30 months of Mr. Ross' then current salary plus reimbursement of outplacement expenses up to a maximum of $15,000.

     On May 12, 1994, David E. Gross retired as President and Chief Technical Officer of the Company. Effective July 20, 1994, the Company entered into an Employment, Non-Competition and Termination Agreement (the "Gross Agreement") and a Stock Purchase Agreement (the "Stock Purchase Agreement") with Mr. Gross. Under the terms of the Gross Agreement, Mr. Gross will receive a total of $600,000 as compensation for his services under a five-year consulting agreement with the Company and a total of $750,000 as consideration for a five-year non-compete agreement. The Gross Agreement also provides for the continuation, during the initial five-year period, of Mr. Gross' insurance benefits, including life and disability insurance, in effect at the time of his retirement. He also will receive at the conclusion of such initial five-year period, an aggregate of approximately $1.3 million payable over a nine-year period as deferred compensation. The terms of the Gross Agreement supersede those of a deferred compensation agreement substantially similar to that of Leonard Newman, discussed above.
On July 28, 1994, pursuant to the Stock Purchase Agreement, the Company purchased 659,220 shares of Class A Common Stock and 45,179 shares of Class B Common Stock owned by Mr. Gross for $4.125 and $4.00 per share, respectively, totaling approximately $2.9 million in cash (the "Buy-back"). The Stock Purchase Agreement also includes certain provisions regarding the sale and voting of Mr. Gross' remaining shares of stock in the Company, as well as the adjustment which would be made in the purchase price paid to Mr. Gross pursuant to the Buy-back should a change in control of the Company occur within three years from the date of the Stock Purchase Agreement.

     On October 18, 1994, the Company filed a Registration Statement on Form S-2 and on November 10, 1994, the Company filed Amendment No. 1 to such Registration Statement (the "Registration Statement") with the Securities and Exchange Commission for the purpose of selling 650,000 shares of Class A Common Stock and 45,000 shares of Class B Common Stock purchased by the Company in the Buy-back. As of March 31, 1995, all shares of Class A and Class B Common Stock offered for sale under the Registration Statement had been sold at a price of $4.125 per share and $4.00 per share, respectively, totaling approximately $2.9 million.

     The Company anticipates entering into an agreement (the "Newman Agreement") between the Company and Leonard Newman. Pursuant to the Newman Agreement, it is expected that Mr. Newman will receive certain compensation from the Company over a five-year period for consulting services and a non-compete arrangement. It is also expected that the Newman Agreement will provide for the continuation, during the initial five-year period, of certain life and disability insurance benefits currently being provided to Mr. Newman by the Company. In addition, Mr. Newman will receive certain retirement benefits payable over a ten-year period at the conclusion of such initial five-year period. The terms of the Newman Agreement will supersede those of the Deferred Compensation Agreement discussed above.

Retirement/Savings Plan

     The Summary Compensation Table above includes amounts deferred by the Named Officers pursuant to the Company's Retirement/Savings Plan under Section 401(k) of the Internal Revenue Code of 1986. The value of a participant's contributions to the Retirement/Savings Plan is fully vested at all times; the value of employer contributions becomes 50% vested after the employee has completed three years of service, 75% vested after completion of four years of service, and 100% vested after completion of five years of service.

Medical Reimbursement Plan

     At the beginning of each calendar year, the Company accrues fixed annual amounts for the benefit of certain officers to be paid as needed to reimburse such officers for the amounts of medical and hospital expenses actually incurred by such officers which are not covered, and until January 1, 1993, the excess of the amounts of medical and hospital expenses actually incurred by such officers over the amount paid to them, under the Company's group medical and hospitalization plans. The amount accrued for the benefit of each such officer is included in such officer's compensation for tax purposes regardless of whether such accrued amount is actually paid to him. The excess of the amount accrued over the amounts paid is used to offset the administrative expenses payable by the Company to the medical insurance carrier.

Stock Options

     The following table contains information concerning the grant of stock options under the Company's 1991 Stock Option Plan to the Named Officer during the Company's last fiscal year.


                       Option Grants in Last Fiscal Year


                                                                                          Potential
                                                                                     Realizable Value at
                                                                                       Assumed Annual
                                                                                       Rates of Stock
                                                                                           Price
                                                                                      Appreciation For
                                          Individual Grants                             Option Term
                      ----------------------------------------------------    --------------------------------
                       Number of     % of Total
                      Securities       Options
                      Underlying     Granted to     Exercise
                        Options     Employees in      Price     Expiration
     Name             Granted(#)     Fiscal 1995     ($/Sh)        Date       0%($)     5%($)(c)    10%($)(c)
- --------------        -----------   ------------    --------    ----------   --------   ---------   ----------
Mark S. Newman .....   50,000 (a)       33.0%         $0.01      06/08/99    $224,500   $286,500     $362,000
                      100,000 (b)       67.0%         $4.95      06/08/99         --     $79,000     $230,000

- ------------
(a) The options granted were for shares of Class B Common Stock at an exercise price equal to the par value of the Company's Class B Common Stock on the date of grant. The options become exercisable over a five year period in increments of 20% beginning six months from the date of grant and continuing at an additional 20% per year on the anniversary of the date of grant. The grant date of the options was June 9, 1994.

(b) The options granted were for shares of Class B Common Stock at an exercise price equal to 110% of the fair market value of the Company's Class B Common Stock on the date of grant. The options become exercisable over a five year period in increments of 20% beginning six months from the date of grant and continuing at an additional 20% per year on the anniversary of the date of grant. The grant date of the options is June 9, 1994.

(c) The amounts shown under these columns are the result of calculations at the 5% and 10% rates required by the Securities and Exchange Commission and are not intended to forecast future appreciation of the Company's stock price.

Option Exercises and Fiscal Year-End Values

     Shown below is information with respect to the options exercised during fiscal 1995 by the Named Officers and the unexercised options to purchase the Company's Class A and Class B Common Stock granted through March 31, 1995 under the Company's 1981 Incentive Stock Option Plan, 1981 Non-Qualified Stock Option Plan and 1991 Stock Option Plan to the Named Officers and held by them at that date.


Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Value


                                                                      Number of                       Value of Unexercised
                                                                Unexercised Options                   In-the-Money Options
                                                                 at March 31, 1995                    at March 31, 1995 (a)
                                                      -------------------------------------   -------------------------------------
                                                           Class A             Class B            Class A              Class B
                                                         Common Stock        Common Stock       Common Stock         Common Stock
                                                      -----------------   -----------------   -----------------   -----------------
                           Shares
                        Acquired on       Value        Exer-    Unexer-    Exer-    Unexer-    Exer-    Unexer-    Exer-    Unexer-
    Name                Exercise(#)    Realized($)    cisable   cisable   cisable   cisable   cisable   cisable   cisable   cisable
    ----                ------------   ------------   -------   -------   -------   -------   -------   -------   -------   -------
Leonard Newman .......       --           --            --        --       25,000     --        --        --      $85,925      --
Mark S. Newman .......       --           --          40,000      --       30,000   120,000  $105,500     --      $65,900   $263,600
Paul G. Casner, Jr. ..       --           --            --        --       20,000    30,000     --        --     $109,800   $164,700
Stuart F. Platt ......       --           --            --        --        2,000     3,000     --        --       $3,750     $5,625
Richard Ross .........     10,600      $32,719          --        --        2,000     3,000     --        --       $3,750     $5,625

- ----------
(a) Based on the difference between the exercise price of each grant and the closing price on the American Stock Exchange--Composite Transactions of the Company's Class A and Class B Common Stock on that date, $5.25 and $5.50, respectively.

Compensation Committee Interlocks and Insider Participation

     Leonard Newman, who was appointed to the Board's Executive Compensation Committee on May 26, 1994, served as the Chairman of the Board and Secretary of the Company during fiscal 1995. Mr. Newman does not participate in compensation decisions relating to himself or Mark S. Newman.

Compensation Committee Report on Executive Compensation

     During fiscal 1995, the Executive Compensation Committee (the "Committee") established the compensation of the Chief Executive Officer and the President of the Company. The bonus awards of the Named Officers in respect of the 1995 fiscal year were determined at a meeting of the Committee as constituted on May 23, 1995. See "The Board of Directors and Certain Committees." In determining the individual elements of compensation, the Committee strives to enable the Company to attract and retain key executives critical to the long-term success of the Company and each of its subsidiaries, provide compensation opportunities which are comparable to those offered by similar companies, reward long-term strategic management and the enhancement of shareholder value and create a performance-oriented environment.

     In order to meet the foregoing objectives, the Committee has attempted to design and choose components of compensation. The Committee consulted with Compensation Resources, Inc. to assist in this process and provide competitive information, advice, documentation and recommendations relating to compensation issues. Compensation packages consist of cash, certain benefits and equity-based compensation. The Company's compensation provides for competitive base salaries which reflect individual performance, level of responsibility and are based on compensation paid by companies of relatively similar size in the same industry as that of the Company. Annual bonuses, when given, are linked to the financial performance of the Company and its subsidiaries as a whole, job performance and the meeting of specified goals. Also included are plans which reward the enhancement of long-term values to the Company's stockholders. The other components of the Company's compensation focus on both short-term and long-term performance, rewarding profitability and growth in stockholder value and delivering competitive levels of compensation.

     The compensation of the Chief Executive Officer was based on the policies described above. The Chief Executive Officer's compensation for the fiscal year ending March 31, 1995 was based on a comparison of compensation provided to chief executive officers and other members of senior management of companies of relatively similar size within the same industry as that of the Company. The bonus award for fiscal 1995 was computed on the basis of a formula that applied a weighted performance factor to a target award established for the Chief Executive Officer's salary level. The weighted performance factor was derived as a result of the Chief Executive Officer's achievement of certain Company and individual performance targets including, but not limited to, the achievement of a certain level of consolidated earnings before income taxes for fiscal 1995.

     For fiscal 1995, the Chief Executive Officer recommended the compensation, excluding the bonus awards, for the other Named Officers, based on substantially the same criteria as described above. Bonus awards for the other Named Officers were computed by the Committee on a similar basis as that used for the Chief Executive Officer using specific target awards that had been established for each individual's salary level.

     The Committee has not formally addressed the restrictions under Section 162(m) of the Internal Revenue Code because the Committee does not anticipate paying compensation to its executive officers in an amount to which Section 162(m) would apply.

          Mark N. Kaplan, Chairman
          Donald C. Fraser
          Leonard Newman
          Jack Rachleff

Performance Graph

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company's Class A and Class B Common Stock against the total return of the AMEX Market Index and a peer group index consisting of companies comprising the Standard Industrial Classification
(SIC) Codes 3812, Search and Navigation Equipment and 3827, Optical Instruments and Lenses. A listing of the companies included in these SIC Codes is available through publications, such as the Standard Industrial Classification Manual, and computer data bases, such as Dialog Information Systems. SIC Code 3812 includes both the Company's Class A and Class B Common Stock.


                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
                AMONG DIAGNOSTIC/RETRIEVAL SYSTEMS, INC. ("DRS")
                       CLASS A AND CLASS B COMMON STOCK,
                     AMEX MARKET INDEX AND PEER GROUP INDEX


     1990    100      1990    100      1990    100      1990    100
     1991    100      1991    124.10   1991    101.91   1991    111.11
     1992     58.06   1992    136.34   1992    109.25   1992     59.26
     1993     95.16   1993    170.70   1993    117.52   1993    100
     1994     96.77   1994    194.42   1994    121.11   1994    114.81
     1995    135.48   1995    211.66   1995    127.73   1995    162.96


* Assumes that the value of the investment in Diagnostic/Retrieval Systems, Inc. Class A and Class B Common Stock and each index was $100 on April 1, 1990 and that all dividends were reinvested.



                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors of the Company has appointed KPMG Peat Marwick LLP as independent public accountants of the Company for the year ending March 31, 1996. The Company has been advised by KPMG Peat Marwick LLP that neither that firm nor any of its associates has any relationship with the Company or its subsidiaries other than the usual relationship that exists between independent certified public accountants and clients. KPMG Peat Marwick LLP will have a representative at the Meeting who will have an opportunity to make a statement, if he or she so desires, and who will be available to respond to appropriate questions.

                            STOCKHOLDERS' PROPOSALS

     Any stockholder who desires to submit a proposal for inclusion in the Company's proxy materials for the 1996 Annual Meeting of Stockholders must comply with the requirements concerning both the eligibility of the proponent and the form and substance of the proposal established by applicable law and regulations. Such proposal must be received by the Company at its offices at 5 Sylvan Way, Parsippany, New Jersey 07054 no later than the close of business on March 9, 1996.


                                 OTHER MATTERS

     The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, the proxies confer discretionary authority with respect to acting thereon, and the persons named in such proxies intend to vote, act and consent in accordance with their best judgment with respect thereto.



                             SOLICITATION EXPENSES

     The costs of this solicitation will be paid by the Company. Proxies will be solicited principally by mail, but some telephone, telegraph or personal solicitations of stockholders may be made by officers and employees of the Company. Officers or employees of the Company who make or assist in such solicitations will receive no compensation for doing so other than their regular salaries, but may be reimbursed for out of pocket expenses in connection with the solicitation. The Company will request brokers, banks and other custodians or fiduciaries holding shares in their names or in the names of nominees to forward copies of the proxy soliciting materials to the beneficial owners of the shares, and the Company will reimburse them for their reasonable expenses incurred in doing so.



                                    GENERAL

     UPON RECEIPT OF A WRITTEN REQUEST, THE COMPANY WILL FURNISH TO ANY STOCKHOLDER WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED MARCH 31, 1995 AND THE EXHIBITS THERETO REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO PATRICIA WILLIAMSON, ASSISTANT VICE PRESIDENT, CORPORATE COMMUNICATIONS, DIAGNOSTIC/RETRIEVAL SYSTEMS, INC., 5 SYLVAN WAY, PARSIPPANY, NEW JERSEY 07054. THE FORM 10-K IS NOT PART OF THE PROXY SOLICITATION MATERIALS.

Dated: July 7, 1995
                                     By Order of the Board of Directors,


                                     LEONARD NEWMAN
                                     Secretary

DIAGNOSTIC/RETRIEVAL SYSTEMS, INC.

Proxy Solicited on Behalf of the Board of Directors                      Class A
For the Annual Meeting of Stockholders to Be Held
August 8, 1995.                                                     Common Stock

     The undersigned, revoking all previous proxies, appoints Mark S. Newman and Nancy R. Pitek, and each of them, acting unanimously if more than one be present, attorneys and proxies of the undersigned, with power of substitution, to represent the undersigned at the annual meeting of stockholders of Diagnostic/Retrieval Systems, Inc. (the "Company") to be held on August 8, 1995, and at any adjournments thereof, and to vote all shares of Class A Common Stock of the Company which the undersigned is entitled to vote on all matters coming before said meeting. Such proxies are instructed to vote as directed below with respect to the matters listed hereon and in their discretion on all other matters coming before the meeting.


     1. ELECTION OF CLASS A DIRECTOR

     [ ] VOTE FOR the nominee                 [ ] DO NOT VOTE FOR the nominee

                    (except as marked to the contrary below)

          (INSTRUCTION: To withhold authority to vote for the nominee, strike a line through the nominee's name below)

                                 JACK RACHLEFF


If no contrary specification is made on the face of this card, the proxies are directed to vote FOR the nominee listed thereon. PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.



                                        Date:____________________________, 1995


                                        _______________________________________
                                        Signature


                                        _______________________________________
                                        Signature of joint holder, if any


                                        Please sign exactly as your name appears to the left. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer.

DIAGNOSTIC/RETRIEVAL SYSTEMS, INC.

Proxy Solicited on Behalf of the Board of Directors                      Class B
For the Annual Meeting of Stockholders to Be Held
August 8, 1995.                                                     Common Stock

     The undersigned, revoking all previous proxies, appoints Mark S. Newman and Nancy R. Pitek, and each of them, acting unanimously if more than one be present, attorneys and proxies of the undersigned, with power of substitution, to represent the undersigned at the annual meeting of stockholders of Diagnostic/Retrieval Systems, Inc. (the "Company") to be held on August 8, 1995, and at any adjournments thereof, and to vote all shares of Class B Common Stock of the Company which the undersigned is entitled to vote on all matters coming before said meeting. Such proxies are instructed to vote as directed below with respect to the matters listed hereon and in their discretion on all other matters coming before the meeting.


     1. ELECTION OF CLASS B DIRECTORS


     [ ] VOTE FOR all nominees                [ ] DO NOT VOTE FOR any nominees

                    (except as marked to the contrary below)

      (INSTRUCTION: To withhold authority to vote for any of the nominees, strike a line through the nominee's name below)

               DONALD C. FRASER, MARK N. KAPLAN, STUART F. PLATT


If no contrary specification is made on the face of this card, the proxies are directed to vote FOR the nominees listed thereon. PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.



                                        Date: ___________________________, 1995


                                        _______________________________________
                                        Signature


                                        _______________________________________
                                        Signature of joint holder, if any


                                        Please sign exactly as your name appears to the left. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer.